                                                                    Exhibit 10.3
                             SHARE ESCROW AGREEMENT

     This Agreement is dated as of the [   ] day of [   ], 2005 among Margie
Chassman (the "Guarantor"), [      ] (each a "Purchaser" and collectively
"Purchasers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Purchasers and Guarantor have or will enter into an agreement
whereunder Purchasers shall purchase on [      ], 2005, in the aggregage,
$[      ] of Stated Value of Class A Preferred Stock (the "Preferred Stock"), of
Novelos Therapeutics, Inc., a Delaware corporation ("Novelos") convertible into
Common Stock of Novelos; and

     WHEREAS, it is beneficial to Guarantor that Purchaser acquire the Preferred
Stock and as an inducement to Purchaser to acquire the Preferred Stock,
Guarantor is assuring that Purchaser will receive a guaranteed return of not less than twenty percent (20%) per year, compounded annually on the purchase price of the Preferred Stock, calculated in accordance with the Escrow Demand annexed hereto and incorporated herein by reference ("Guaranteed Return"); and

     WHEREAS, the Purchasers require the Guarantor to deliver [ ] shares of restricted, legended common stock together with medallion signature guaranteed stock powers (collectively "Escrow Shares") to be held in escrow by the Escrow
Agent with such Escrow Shares serving as the source of payment of the Guaranteed
Return, and which will be released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties for the mutual promises herein recited and other good and valuable consideration receipt of which is acknowledged, agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

     1.1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

          (b) "Escrow Share" means the $0.00001 par value Common stock issuable by Novelos upon conversion of the Preferred Stock.

          (c) "End Date" means the first anniversary of the date of this
Agreement, or if not a day the New York Stock Exchange is open for trading, then the first such trading day thereafter.

          (d) "Escrow Demand" has the meaning set forth above.

          (e) "Guaranteed Return" has the meaning set forth above.

          (f) "Preferred Stock" has the meaning set forth above.

     1.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the Preferred Stock and Escrow Share and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

     1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated
herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this
Agreement.

     1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Subject to Section 4.2, any action brought by either party against the other concerning the transactions contemplated by this
Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. All parties and the individuals executing this Agreement and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                                        2

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

     2.1. Delivery of Preferred Stock to Escrow Agent. On or before the date of this Agreement, the Guarantor shall deliver the Escrow Shares to the Escrow
Agent.

     2.2 Intention to Create Escrow Over Preferred Stock and Escrow Shares. The
Guarantor and Purchaser intend that the Escrow Shares shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

     2.4. Escrow Agent to Deliver Escrow Shares. The Escrow Shares will be held on behalf of Purchasers in proportion to their relative amounts of Preferred
Stock purchased from Novelos on September 30, 2005. The Escrow Agent shall hold and release the Escrow Shares only in accordance with the terms and conditions of this Agreement.

                                  ARTICLE III

                   RELEASE OF PREFERRED STOCK AND ESCROW SHARE

     3.1. Release of Escrow. Subject to the provisions of Section 4.2, the
Escrow Agent shall release the Escrow Shares as follows:

          (a) Upon receipt by the Escrow Agent of an Escrow Demand from a
Purchaser in the form annexed hereto as Exhibit A, together with supporting calculations, and attachments referred to in the Escrow Demand, the Escrow Agent will deliver copies of the Escrow Demand and attachments to Guarantor, and not sooner than two business days nor later than four business days thereafter, deliver or cause to be delivered to Purchasers the number of Escrow Shares required to be delivered pursuant to the Escrow Demand. Escrow Agent is authorized to deliver any share certificate representing the Escrow Shares, to
Novelos transfer agent to be reissued in the names of the Purchasers the proportionate shares of the Purchasers and as necessary to satisfy an Escrow
Demand. Upon receipt of the reissued Escrow Shares, the Escrow Agent will deliver the such reissued Escrow Shares to the Purchasers.

          (b) All deliveries to the Guarantor shall be made to the address set forth in Section 5.2.

          (c) All deliveries to the Purchaser shall be made to the address set forth in Section 5.2 of this Agreement.

          (d) Purchasers may give Escrow Demands until they no longer own any
Preferred Stock. Any Escrow Shares not required to satisfy Escrow Demands and still held by Escrow Agent after any Purchasers no longer holds any Preferred
Stock will be expeditiously delivered to Guarantor. Escrow Shares not required for a Purchaser will be held proportionately for the other Purchasers until no
Purchaser holds Preferred Stock.

                                        3

          (e) Upon receipt by the Escrow Agent of joint written instructions
("Joint Instructions") signed by the Purchaser and the Guarantor, it shall deliver the Escrow Shares in accordance with the terms of the Joint
Instructions.

          (f) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court
Order"), the Escrow Agent shall deliver a notice of receipt thereof to the
Purchaser and the Guarantor (the "Notice of Receipt") and the Escrow Shares in
accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent
(which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court
Order is final and non-appealable.

     3.2. Acknowledgement of Purchaser and Guarantor; Disputes. The Purchaser
and the Guarantor acknowledge that the only terms and conditions upon which the
Escrow Shares are to be released are set forth in Sections 3 and 4 of this
Agreement. The Purchaser and the Guarantor reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the
Escrow Shares. Any dispute with respect to the release of the Escrow Shares shall be resolved pursuant to Section 4.2 or by agreement between the Purchaser and the Guarantor.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

     4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's
duties and responsibilities shall be subject to the following terms and conditions:

          (a) The Guarantor and Purchaser acknowledge and agree that the Escrow
Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Guarantor or Purchaser is entitled to receipt of the Escrow Shares pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v)
shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and
(vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (b) The Guarantor and Purchaser acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by
Escrow Agent to be authorized or within the rights or powers conferred upon
Escrow Agent by this Agreement, except in the case of gross negligence or willful misconduct. The Guarantor and Purchaser, jointly and severally, agree to indemnify and hold

harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this
Agreement, except in the case of gross negligence or willful misconduct on
Escrow Agent's part committed in its capacity as Escrow Agent under this
Agreement. The Escrow Agent shall owe a duty only to the Guarantor and Purchaser under this Agreement and to no other person.

          (c) The Guarantor and Purchaser jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including outside counsel fees, to the extent authorized hereunder) incurred in connection with the performance of its duties and responsibilities hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Guarantor and the Purchaser. Prior to the effective date of the resignation as specified in such notice, the Guarantor and Purchaser will issue to the Escrow Agent a Joint
Instruction authorizing delivery of the Escrow Shares to a substitute Escrow
Agent selected by the Guarantor and Purchaser. If no successor Escrow Agent is named by the Guarantor and Purchaser, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor
Escrow Agent, and to deposit the Escrow Shares with the clerk of any such court.

          (e) The Escrow Agent does not have and will not have any interest in the Escrow Shares, but is serving only as escrow agent, having only possession thereof.

          (f) This Agreement sets forth exclusively the duties of the Escrow
Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

          (g) The Escrow Agent shall be permitted to act as counsel for the
Purchaser in any dispute as to the disposition of any Escrow Shares in any other dispute between the Guarantor and Purchaser, whether or not the Escrow Agent is then holding any Escrow Shares and continues to act as the Escrow Agent hereunder.

          (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Shares, or if the
Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to
(i) refrain from taking any action other than to continue to hold the Escrow
Shares pending receipt of a Joint Instruction from the Guarantor and Purchaser, or (ii) deposit the Escrow Shares with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Guarantor and the Purchaser and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow
Agent may, but shall be under no duty to,

institute or defend any legal proceedings which relate to the Escrow Shares. The
Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court
Order, the Escrow Agent shall not be liable to the Guarantor and Purchaser or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

     5.1. Termination. This escrow shall terminate upon the release of the
Escrow Shares then being held in escrow by the Escrow Agent or at any time upon the agreement in writing of the Guarantor and Purchaser.

     5.2. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be sent by telecopy (with the sender's facsimile machine confirming transmission and a copy of the notice delivered by overnight courier, regular or certified mail) and shall be deemed to have been duly given (a) one (1) day after being sent, if sent by 5:00 P.M., New York time on a business day, or (b) the next business day if sent at any other time

(a) If to the Guarantor, to:

          Margie Chassman
          c/o Andrew J. Levinson, Esq.
          Greenberg & Kahr
          230 Park Avenue, Suite 430
          New York, NY 10169
          Fax: (212) 953-7704

(b) If to the Purchasers, to:

          [                 ]

(c) If to the Escrow Agent, to:

          Grushko & Mittman, P.C.
          Attorneys at Law
          551 Fifth Avenue, Suite 1601
          New York, New York 10176
          Telecopier: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.4. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.5. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

     5.6. Cooperation. Guarantor agrees to cooperate with Purchaser in all respects necessary in connection with the conversion of the Preferred Stock and the issuance of Escrow Share in Purchaser's name and the removal of any restrictive or other legend thereon. Upon release to Purchaser of Escrow Shares, the Purchaser shall receive all of the right, title and interest to the Escrow
Shares owned by Guarantor, including registration rights.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     5.7. Agreement. Each of the undersigned states that he has read the foregoing Note Escrow Agreement and understands and agrees to it.

                                       MARGIE CHASSMAN
                                       the "Guarantor"

                                       ----------------------------------------

                                       the "Purchaser"

                                       By:
                                          -------------------------------------

                                       ESCROW AGENT:

                                       ----------------------------------------
                                       GRUSHKO & MITTMAN, P.C.

     Novelos Therapeutics, Inc. ("Novelos"), by _______________________, its
___________, acknowledges the foregoing Agreement and agrees and undertakes to facilitate the reissuance of the Escrow Shares in the name of the Purchaser or other designee requested by Escrow Agent. Novelos acknowledges that the holding periods of the Escrow Shares for the Purchaser will tack onto the holding period of the Escrow Shares in the hands of the Guarantor, which holding period commenced for purposes of Rule 144 under the Securities Act of 1933 on
_______________. Novelos agrees to cooperate with Purchaser in fulfilling the purposess and intent of this Agreement and not take any action or suffer inaction inconsistant with Purchaser's lawful rights under this Agreement.

                                       NOVELOS THERAPEUTICS, INC.

                                       By:
                                           -------------------------------------
                                               Name: Harry Palmin, President

                                        8

                               NOTICE OF EXERCISE
                         (QUARTERLY DETERMINATION DATES)

To:  Grushko & Mittman, P.C.
     551 Fifth Avenue, Suite 1601
     New York, NY 10176

     Pursuant to the Escrow Agreement dated [      ], 2005 among Margie Chassman
("Guarantor"), [           ] (each a "Purchaser" and collectively "Purchasers"),
and Grushko & Mittman, P.C. ("Escrow Agent"), the undersigned on behalf of the undersigned Purchaser hereby exercises the right to send this Notice of Exercise and receive the number of Escrow Shares described below. All capitalized terms herein have the definitions attributed to them in the Escrow Agreement.

     1. During the calendar quarter ended ___________, Purchaser sold the
Conversion Shares described oon Schedule A hereto (the "Sold Securities"). Sales of the Conversion Shares were made in open market arm's length transactions.
Schedule A includes a description of the sales of the Sold Securities including the amount of Sold Securities, the trade date of each such sale and the net proceeds received from each such sale.

     2. The amount which would aggregate an annual 20% profit, compounded annually, on the Sold Securities calculated for the periods during which the converted Preferred Stock and Sold Securities were actually owned by Purchaser from the date of the Escrow Agreement until the last day of the above-referenced calendar quarter, is $_________. This amount is the Guaranteed Return described in the Escrow Agreement. For purposes of the foregoing calculation, Conversion
Shares received upon conversion of Preferred Stock, if any, that continued to be owned by the Purchaser on the last day of the relevant calendar quarter ("End
Date") shall be deemed to have been sold on the End Date at the Closing Price, as hereinafter defined, for the Common Stock on such date ("Attributed Value").
The actual profit (loss) calculated pursuant to Section 1 above, after deducting the per share purchase price of the Sold Securities and Attributed Value is
$___________. The difference between the actual profit (loss) and the Guaranteed
Return is $____________ ("Deficiency Amount").

     3. Purchaser is hereby exercising its right to receive ___________ Escrow
Shares. The amount of Escrow Shares being purchased hereby is equal to the
Deficiency Amount divided by the closing price of the Common Stock as reported by Bloomberg, L.P. for the principal trading market upon which the Common Stock is listed for trading or quotation ("Closing Price"), for the last day of the calendar quarter referred to above. The Closing Price is $_________.

     4. Guarantor shall not be required to compensate Purchaser for Any
Deficiency Amount except to the extent that Purchaser may exercise its right to receive the Escrow Shares.

Dated:
       ------------------------------

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By:
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